Exhibit 99.1

Contacts:	David L. Kerr	Amy Bobbitt
	Senior Vice President — Corporate Development	Senior Vice President & Chief
	713.386.1420	Accounting Officer
	dkerr@comsys.com	480.777.6680
abobbitt@comsys.com
COMSYS IT PARTNERS, INC. REPORTS THIRD QUARTER 2009 RESULTS AND
PROVIDES FOURTH QUARTER 2009 GUIDANCE
HOUSTON, TX (October 28, 2009) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced its financial results for the third quarter ended September 27, 2009.
Third Quarter 2009 Financial Results Show Sequential Improvements
•	Revenue was $157.3 million, down 14.4% from $183.7 million during the third quarter of 2008, but up sequentially from $156.8 million in the second quarter of this year on one less billing day.

•	Revenue per billing day, excluding reimbursable expense revenue, increased sequentially by 2.1% from the second quarter of 2009.

•
Net income was $3.0 million, or $0.14 per common share, down from $6.0 million, or $0.30 per common share, in the third quarter of 2008, but up sequentially from $2.4 million, or $0.11 per common share, in the second quarter this year. Excluding restructuring charges, net income in the quarter would have been $3.2 million, or $0.15 per common share.

•	Gross margin was 24.6%, up from 24.5% in the second quarter this year.

•
EBITDA, excluding restructuring costs, was $6.5 million in the third quarter, down from $10.6 million in the third quarter of 2008, but up sequentially from $6.0 million in the second quarter of 2009. EBITDA, excluding restructuring costs, is a non-GAAP measure defined below.

•	Excess availability under COMSYS’ revolving credit facility at the end of the third quarter was $50.0 million.
“Our quarterly results included sequential improvements in revenue, EBITDA and billable hours, and we are very pleased with the acceleration in billable headcount increases in September,” said Larry L. Enterline, COMSYS Chief Executive Officer. “Activity levels have continued to strengthen in October. COMSYS was fortunate during this recession to have the financial flexibility to focus on our business, and we are gratified that we have been able to position ourselves with the right people and resources to take advantage of increasing demand for our services. We believe that the preservation of our infrastructure, together with a resurgence of demand from our financial services customers, has resulted in market share gains for COMSYS through the addition of a number of new clients and increased activity at legacy clients. We plan to continue with our investments in new services offerings and production personnel in the coming quarters, and use them to build momentum as our markets improve.”
Enterline cautioned, “Although our third quarter results have given us some cause for optimism that the worst may be behind us, and we have some renewed visibility about our short-term prospects, our overall outlook will remain cautious. Our clients’ budgets for 2010 will be the best indicator to us of where we stand in this cycle, and we plan to reserve judgment until then on expected demand for next year.”
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CITP Reports 2009 Third Quarter Results

October 28, 2009
Enterline added, “I would especially like to thank our operations leaders and their staffs for their efforts during the third quarter. We are pleased with the progress we continue to make, and believe that COMSYS is positioned well to continue taking advantage of its market opportunities.”
Amy Bobbitt, COMSYS Senior Vice President and Chief Accounting Officer, commented, “In the third quarter, revenue increased on a sequential basis for the first time since the second quarter of 2008. Billable headcount growth accelerated in September after modest increases in July and August, and that growth has continued into October. Revenue per billing day in September increased by 4.8% over revenue per billing day in June. In addition, gross margin improved by 10 basis points over the second quarter of 2009, and we continued to keep selling and administrative costs relatively flat even with our growth-initiative spending.”
Bobbitt added, “Our average daily net debt for the third quarter was $55.8 million versus average daily net debt in the second quarter of $59.8 million. We expect to reduce our debt balance over the remainder of 2009.”
Selected operating data and reconciliations of non-GAAP financial measures to GAAP results for the third quarter ended September 27, 2009, are included below.
Fourth Quarter and Full Year 2009 Financial Guidance
For the fourth quarter ending January 3, 2010, the Company expects to report revenue in a range of $161 million to $166 million and net income in the range of $2.5 million to $3.6 million, or approximately $0.13 to $0.18 per diluted share, on three more billing days than in the third quarter. For the year ended January 3, 2010, the Company expects to report revenue in the range of $638 million to $643 million, and net income before restructuring charges in the range of $6.0 million to $7.1 million, or approximately $0.49 to $0.54 per diluted share. These estimates are also based on an effective tax rate of approximately 10%.
The net income and earnings per share estimates above exclude an expected reversal of a portion of restructuring expense previously recognized related to the Company’s Washington, DC-area lease, as well as any potential effects of the Company’s quarterly review of the recoverability of deferred tax assets. Management does not expect to make any substantial cash payments for taxes in 2009.
Conference Call Information
COMSYS will host a conference call tomorrow (October 29) at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 312-0403 and the confirmation number is 5846450. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing (719) 457-0820. Callers should use the pass code 5846450 to gain access to the replay, which will be available through the end of the day on November 5, 2009.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading IT services company with 52 offices across the U.S. and offices in Puerto Rico, Canada and the U.K. COMSYS service offerings include contingent and direct hire placement of IT professionals and a wide range of technical services and solutions addressing requirements across the enterprise. TAPFIN Process Solutions delivers critical management solutions across the resource spectrum from contingent workers to outsourced services.

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CITP Reports 2009 Third Quarter Results

October 28, 2009
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect our plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, including:
•	economic declines that affect our business, including our profitability, liquidity or the ability to comply with applicable loan covenants;

•	the financial stability of our lenders and their ability to honor their commitments related to our credit agreements;

•	regulatory changes that impose additional regulations or licensing requirements in such a manner as to increase our costs of doing business or restrict access to qualified technology workers;

•	the risk of increased tax rates;

•	adverse changes in credit and capital markets conditions that may affect our ability to obtain financing or refinancing on favorable terms or that may warrant changes to existing credit terms;

•	the financial stability of our customers and other business partners and their ability to pay their outstanding obligations or provide committed services;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	the impact of changes in demand for our services or competitive pressures on our ability to maintain or improve our operating margins, including pricing pressures;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	our success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•
our ability to shift a larger percentage of our business mix into IT solutions, project management and business process outsourcing and, if successful, our ability to manage those types of business profitably;

•	weakness or reductions in corporate information technology spending levels;

•	our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the entry of new competitors into the U.S. staffing services and consulting markets due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of our incurring liability for the activities of our billable consultants or for events impacting our billable consultants on our clients’ premises;

•	the risk that we may be subject to claims for indemnification under our customer contracts;

•	the risk that cost cutting or restructuring activities could cause an adverse impact on certain of our operations; and

•	adverse changes to management’s periodic estimates of future cash flows that may affect our assessment of our ability to fully recover our goodwill.
Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to various factors, including the factors listed in this section and the “Risk Factors” section contained in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
CITP_F

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CITP Reports 2009 Third Quarter Results

October 28, 2009
COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT OPERATING DATA)

	Three Months Ended
	September 27,	June 28,	September 28,
	2009	2009	2008
Operating Data:
Billing days	63	64	63
Billable hours	2,071,234	2,050,677	2,244,450
Revenue per billing day, excluding reimbursable expense revenue (in thousands)	$2,458	$2,408	$2,840
Average bill rate	$70.08	$70.84	$73.72
Gross margin	24.6%	24.5%	24.6%
Effective tax rate	5.4%	6.1%	15.5%
DSO	47	43	49
Average daily net debt balance (in millions)	$55.8	$59.8	$76.0

	Three Months Ended
	September 27,	June 28,	September 28,
	2009	2009	2008
Supplemental Cash Flow Information:
Net cash provided by (used for) operating activities	$(5,989)	$8,637	$3,549
Reimbursable expense revenue	$2,456	$2,656	$4,761
Stock-based compensation	$891	$904	$1,118
Capital expenditures	$199	$251	$1,937

	Three Months Ended			Nine Months Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2009	2009	2008	2009	2008
Non-GAAP Financial Measures:
EBITDA, excluding restructuring costs:
GAAP net income	$3,018	$2,386	$6,047	$3,533	$17,363
Depreciation and amortization	2,106	2,050	2,185	6,230	5,903
Restructuring costs	155	321	—	4,096	—
Interest expense, net	1,057	1,126	1,224	3,135	4,106
Other expense (income), net	45	(67)	40	(127)	(185)
Income tax expense	164	216	1,105	623	3,847

EBITDA, excluding restructuring costs	$6,545	$6,032	$10,601	$17,490	$31,034

EBITDA, excluding restructuring costs, as a % of GAAP revenue	4.2%	3.8%	5.8%	3.7%	5.6%
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). We believe EBITDA, excluding restructuring costs, to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

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CITP Reports 2009 Third Quarter Results

October 28, 2009
COMSYS IT PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Nine Months Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2009	2009	2008	2009	2008
Revenues from services	$157,305	$156,765	$183,663	$476,764	$551,110
Cost of services	118,677	118,386	138,483	361,661	416,442

Gross profit	38,628	38,379	45,180	115,103	134,668

Operating costs and expenses:
Selling, general and administrative	32,083	32,347	34,579	97,613	103,634
Restructuring costs	155	321	—	4,096	—
Depreciation and amortization	2,106	2,050	2,185	6,230	5,903

	34,344	34,718	36,764	107,939	109,537

Operating income	4,284	3,661	8,416	7,164	25,131
Interest expense, net	1,057	1,126	1,224	3,135	4,106
Other expense (income), net	45	(67)	40	(127)	(185)

Income before income taxes	3,182	2,602	7,152	4,156	21,210
Income tax expense	164	216	1,105	623	3,847

Net income	$3,018	$2,386	$6,047	$3,533	$17,363

Net income per common share:
Basic	$0.14	$0.11	$0.30	$0.17	$0.85
Diluted	$0.14	$0.11	$0.30	$0.17	$0.84

Weighted average shares outstanding:
Basic	19,815	19,796	19,612	19,795	19,594
Diluted	19,815	19,796	20,455	19,795	20,611

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CITP Reports 2009 Third Quarter Results

October 28, 2009
COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)

	September 27,	December 28,
	2009	2008
Assets
Current assets:
Cash	$1,213	$22,695
Accounts receivable, net of allowance of $3,480 and $3,232, respectively	191,266	202,297
Prepaid expenses and other	2,764	3,116
Restricted cash	2,486	2,489

Total current assets	197,729	230,597

Fixed assets, net	13,810	16,596
Goodwill	89,155	89,064
Other intangible assets, net	9,570	11,962
Deferred financing costs, net	2,733	1,175
Restricted cash	308	308
Other assets	1,104	1,478

Total assets	$314,409	$351,180

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$122,060	$156,528
Payroll and related taxes	26,947	25,975
Interest payable	271	337
Other current liabilities	9,783	9,728

Total current liabilities	159,061	192,568

Long-term debt	59,170	69,692
Other noncurrent liabilities	6,660	5,435

Total liabilities	224,891	267,695

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.01; 95,000,000 shares authorized and 21,120,544 shares outstanding; 95,000,000 shares authorized and 20,465,028 shares outstanding, respectively	210	203
Common stock warrants	1,734	1,734
Accumulated other comprehensive loss	(211)	(90)
Additional paid-in capital	229,974	227,360
Accumulated deficit	(142,189)	(145,722)

Total stockholders’ equity	89,518	83,485

Total liabilities and stockholders’ equity	$314,409	$351,180

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